UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 1, 2005

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Items To Be Included In This Report

Item 1.01 Entry Into Material Definitive Agreements

On August 1, 2005, MVB Financial Corp. (“MVB”), Fairmont, West Virginia, announced the signing by MVB Bank, Inc. (“MVB Bank”) and Susquehanna Bank (“Susquehanna”) of a Purchase and Assumption Agreement (“Agreement”) to acquire the Charles Town, West Virginia, branch office of Susquehanna. MVB Bank is a West Virginia state-chartered bank, and Susquehanna is a Maryland state-chartered bank. Furnished as Exhibit 99 and incorporated by reference is the news release issued by MVB. Attached as Exhibit 2 and incorporated herein by reference is the Agreement.

The Agreement provides that upon the effective date of the transaction, which shall be October 7, 2005, MVB Bank will purchase and assume certain liabilities associated with the Susquehanna’s branch banking office located at 88 Somerset Boulevard, Charles Town, West Virginia (the “Branch”). The assets to be purchased include cash on hand at the close of business on the effective date, the furniture, fixtures and equipment located at the Branch and the real estate that constitute the Branch premises. Additionally, MVB Bank will assume certain deposit accounts and certificates of deposit which at May 31, 2005, totaled $16,783,000. The purchase price for the transaction is $2,655,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 2	Purchase and Assumption Agreement By and Between Susquehanna Bank and MVB Bank, Inc., dated August 1, 2005

	Exhibit 99	Press Release Dated August 1, 2005

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2005	MVB Financial Corp.

	By:	/s/ James R. Martin
James R. Martin
President

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